Exhibit 99.2

TETRA TECH INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 24, 2023 (the “Closing Date”), Tetra Tech Inc. (the “Company”, “Tetra Tech”, “we” or “us”) completed the acquisition of RPS Group plc (“RPS”) (the “Acquisition”) pursuant to the terms and conditions of the court-sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme Agreement”).

The Acquisition will be accounted for under the acquisition method of accounting for business combinations under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with Tetra Tech representing the accounting acquirer under this guidance. The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Acquisition and the issuance of debt used to fund the Acquisition.

The unaudited pro forma combined balance sheet combines Tetra Tech’s historical audited consolidated balance sheet as of October 2, 2022 with RPS’ December 31, 2022 adjusted consolidated balance sheet giving effect to the Acquisition as if it was completed on October 2, 2022.

The unaudited pro forma combined statement of income for the year ended October 2, 2022 combines Tetra Tech’s historical audited consolidated statement of income for the year ended October 2, 2022 with RPS’ historical adjusted consolidated income statement for the twelve months ended December 31, 2022, giving effect to the Acquisition as if it was completed on October 4, 2021.

The estimated purchase price of the Acquisition will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date. Any excess value of the estimated consideration transferred over the net assets will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could have a material impact on the accompanying unaudited pro forma combined financial information.

The historical financial information has been adjusted to give effect to pro forma adjustments that address differences in reporting currencies, differences in bases of accounting, differences in the classification and presentation of certain financial information, and certain reclassification adjustments to conform the historical RPS’ financial statement presentation to Tetra Tech’s financial statement presentation.

On February 18, 2022, the Company entered into Amendment No. 2 to its Second Amended and Restated Credit Agreement of $1.1 billion that will mature in February 2027. The Amended Credit Agreement is a $750.0 million senior secured, five-year facility that provides for a $250.0 million term loan facility (the “Amended Term Loan Facility”), a $500.0 million revolving credit facility (the “Amended Revolving Credit Facility”) and a $300.0 million accordion feature that allows an increase of the line of credit if necessary. On October 26, 2022, the Company entered into a third Amended and Restated Credit Agreement that provides for an additional $500.0 million senior secured term loan facility (the “New Term Loan Facility”) increasing the facility’s total borrowing capacity to $1.6 billion. Proceeds of $775.4 million, received under the New Term Loan Facility of $500.0 million and Amended Revolving Credit Facility of $275.4 on the Closing Date were used to fund the Acquisition. The adjustments related to the borrowings are shown in a separate column as “Financing Adjustments”.

The following unaudited pro forma combined financial information should be read in conjunction with Tetra Tech’s audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended October 2, 2022 and RPS’ audited consolidated financial statements and related notes for the year ended December 31, 2022 which are included in this Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined balance sheet and unaudited pro forma combined statement of income.

The unaudited pro forma combined financial information is based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined financial information and related notes are presented for illustrative purposes only, and do not purport to represent what the actual consolidated combined balance sheet or statement of income would have been had the Acquisition occurred on the dates indicated, nor are they necessarily indicative of the combined company's future results of operations or financial position. Additionally, the unaudited pro forma combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the Acquisition.

Tetra Tech and RPS have different year end dates for their fiscal periods. As the most recent audited financial statements of the Company are not older than 15 months at the time of the initial Form 8-K, that was filed on January 24, 2023, RPS’ adjusted consolidated financial statements as of and for the year ended December 31, 2022 were combined with Tetra Tech’s audited consolidated financial statements as of and for the year ended October 2, 2022 without reflecting an adjustment to align those different year ends.

TETRA TECH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF OCTOBER 2, 2022

(Amount in thousands)

	Tetra Tech October 2, 2022 Historical	RPS Group December 31, 2022 As Adjusted (Note 3)	Transaction Adjustments (Note 6)	Note Ref	Financing Adjustments (Note 7)	Note Ref	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$185,094	$27,969	$(779,095)	6A	$671,655	7A, 7B	$105,623
Accounts receivable, net	755,112	124,844	-		-		879,956
Contract assets	92,405	58,381	-		-		150,786
Prepaid expenses and other current assets	115,400	28,655	89,402	6E	-		233,457
Income taxes receivables	10,205	1,403	-		-		11,608
TOTAL CURRENT ASSETS	1,158,216	241,252	(689,693)		671,655		1,381,430

Property and equipment, net	32,316	39,655	-		-		71,971
Right-of-use assets, operating leases	182,319	31,662	9,885	6C	-		223,866
Investments in unconsolidated joint ventures	4,570	-	-		-		4,570
Goodwill	1,110,412	373,358	219,855	6G	-		1,703,625
Intangible assets, net	29,163	16,411	188,705	6B	-		234,279
Deferred income taxes	47,804	23,761	-		-		71,565
Other long-term assets	57,976	-	-		-		57,976
TOTAL ASSETS	$2,622,776	$726,099	$(271,247)		$671,655		$3,749,283

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$147,436	$40,198	$27,870	6D	$-		$215,504
Accrued compensation	237,669	-	-		-		237,669
Contract liabilities	241,340	45,225	-		-		286,565
Short-term lease liabilities, operating leases	57,865	11,635	2,301	6C	-		71,801
Current portion of long-term debt	12,504	-	-		-		12,504
Current contingent earn-out liabilities	28,797	-	-		-		28,797
Other current liabilities	190,406	113,144	-		-		303,550
TOTAL CURRENT LIABILITIES	916,017	210,202	30,171		-		1,156,390

Deferred tax liabilities	15,161	10,490	68,386	6B, 6D, 6E	-		94,037
Long-term debt	246,250	60,501	-		678,913	7A, 7B	985,664
Long-term lease liabilities, operating leases	146,285	26,726	885	6C	-		173,896
Long-term contingent earn-out liabilities	36,769	410	-		-		37,179
Other long-term liabilities	79,157	4,872	-		-		84,029
STOCKHOLDERS' EQUITY
Preferred stock	-	-	-		-		-
Common stock	530	9,296	(9,296)	6F	-		530
Additional paid-in capital	-	203,643	(203,643)	6F	-		-
Accumulated other comprehensive loss	(208,144)	-	-		-		(208,144)
Retained earnings	1,390,701	199,959	(157,750)	6D, 6E, 6F	(7,258)	7A, 7B	1,425,652
TETRA TECH STOCKHOLDERS' EQUITY	1,183,087	412,898	(370,689)		(7,258)		1,218,038
Noncontrolling interests	50	-	-		-		50
TOTAL STOCKHOLDERS' EQUITY	1,183,137	412,898	(370,689)		(7,258)		1,218,088
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,622,776	$726,099	$(271,247)		$671,655		$3,749,283

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

TETRA TECH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED OCTOBER 2, 2022

(Amount in thousands, expect per share amounts)

	Tetra Tech 12 months ended October 2, 2022 Historical	RPS Group 12 months ended December 31, 2022 As Adjusted (Note 3)	Transaction Adjustments (Note 6)	Note Ref	Financing Adjustments (Note 7)	Note Ref	Pro Forma Combined
Revenue	$3,504,048	$859,194	$-		$-		$4,363,242
Subcontractor costs	(668,468)	(141,780)	-		-		(810,248)
Other costs of revenue	(2,260,021)	(390,426)	-		-		(2,650,447)
Gross profit	575,559	326,988	-		-		902,547
Selling, general and administrative expenses	(234,784)	(308,030)	(43,731)	6C, 6E	-		(586,545)
Transaction and integration costs	-	-	(27,870)	6D	-		(27,870)
Contingent consideration - fair value adjustments	(329)	-	-		-		(329)
Impairment of goodwill	-	-	-		-		-
Income from operations	340,446	18,958	(71,601)		-		287,803
Interest income	1,780	136	-		-		1,916
Interest expense	(13,364)	(6,519)	1,517	6C	(37,287)	7A, 7B	(55,653)
Other income	19,904	-	89,402	6E	-		109,306
Income before income tax expense	348,766	12,575	19,318		(37,287)		343,372
Income tax expense	(85,602)	(6,901)	(4,629)	6B, 6C, 6D, 6E	9,695	7A, 7B	(87,437)
Net income (loss)	263,164	5,674	14,689		(27,592)		255,935
Net income (loss) attributable to noncontrolling interests	(39)	-	-				(39)
Net income (loss) attributable to Tetra Tech	$263,125	$5,674	$14,689		$(27,592)		$255,896
NET INCOME (LOSS) PER SHARE
Basic	$4.91						$4.77
Diluted	$4.86						$4.73
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	53,620						53,620
Diluted	54,163						54,163

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Pro Forma Presentation

The accompanying unaudited pro forma combined financial information is presented to illustrate the pro forma effects of the Acquisition. The unaudited pro forma combined balance sheet combines Tetra Tech’s audited consolidated balance sheet as of October 2, 2022 and RPS’ audited consolidated balance sheet as of December 31, 2022. The unaudited pro forma combined statement of income combines Tetra Tech’s audited consolidated statement of income for the fiscal year ended October 2, 2022 and RPS’ audited consolidated income statement for the fiscal year ended December 31, 2022.

Tetra Tech’s historical audited financial statements were prepared in accordance with U.S. GAAP. RPS’ consolidated financial statements have been prepared in accordance with the international accounting standards in conformity with the requirements International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The unaudited pro forma combined statement of income illustrates the effects of the Acquisition as if it had been completed on October 4, 2021, and the unaudited pro forma combined balance sheet reflects effects of the Acquisition as if it had been completed on October 2, 2022. The pro forma adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed. The final purchase price allocations will be based on estimated fair value of the assets acquired and the liabilities assumed as of the Closing Date of the Acquisition and could result in material changes to the unaudited pro forma combined financial information.

The Company will measure the estimated fair value of the assets acquired and liabilities assumed in determining the final purchase price allocations, in accordance with FASB ASC Topic 820 Fair Value Measurements (“ASC 820”). Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date". Fair value measurements can be highly subjective, and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma combined financial information has been prepared under the acquisition method of accounting in accordance with ASC 805, where Tetra Tech is the accounting acquirer of RPS. Under ASC 805, acquisition-related transaction costs (such as advisory, legal, valuation, and other professional fees) are not part of the allocation of the consideration transferred but are part of the transaction accounting adjustments for the Acquisition. Adjustments were made for transaction costs to the extent that they were incurred or expected to be incurred and not already recognized in the historical financial statements.

The unaudited pro forma combined financial information is presented solely for informational purposes and does not purport to represent what the combined balance sheet or statement of income would have been for the periods or dates indicated, nor is it necessarily indicative of the combined future consolidated results of operations or financial position. The actual results reported in periods following the Acquisition may differ significantly from those reflected in these unaudited pro forma combined financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma adjustments and actual amounts, cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing, or other restructuring that may result from the Acquisition, but for which are not reflected herein. Any non-recurring items related to the Acquisition were reflected in the pro forma combined statement of income for the year ended October 2, 2022 as they will not recur beyond twelve months after the acquisition.

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 2 – Description of the Acquisition

On September 23, 2022, Tetra Tech made an all-cash offer to acquire all the outstanding shares of RPS, a consultancy and engineering services company publicly traded on the London Stock Exchange. On January 19, 2023, pursuant to the Scheme Agreement, Tetra Tech consummated the purchase of RPS for estimated purchase consideration of $779.0 million through the purchase of 286,718,739 scheme shares for 222 pence per scheme share with existing cash on hand. The initial purchase price was partially financed with $500.0 million of proceeds from the Amended Term Loan Facility and $275.4 million from the Amended Revolving Credit Facility as further described below, with the remainder paid with existing working capital.

In the fourth quarter of fiscal year 2022, Tetra Tech entered into a forward contract to acquire £714.0 million at a rate of 1.0852 for a total of $774.8 million that was integrated with our planned acquisition of RPS. This contract matured on December 30, 2022. On December 28, 2022, we entered into an extension of the integrated forward contract to acquire £714.0 million at a rate of 1.086 for a total of $775.4 million, extending the maturity date to January 23, 2023.

At the time of issuance of these unaudited pro forma combined financial statements, the determination of purchase consideration as defined in ASC 805 is preliminary. See Note 4 below for further details on the estimated purchase consideration.

Tetra Tech entered into Amendment No. 2 to its Second Amended and Restated Credit Agreement (“Amended Credit Agreement”) with a total borrowing capacity of $1.1 billion that will mature in February 2027. The Amended Credit Agreement is a $750.0 million senior secured, five-year facility that provides for a $250.0 million term loan facility (the “Amended Term Loan Facility”), a $500.0 million revolving credit facility (the “Amended Revolving Credit Facility”) and a $300.0 million accordion feature that allows an increase of the line of credit if necessary. In connection with the Acquisition, on October 26, 2022, the Company entered into a third Amended and Restated Credit Agreement that provided for an additional $500.0 million senior secured term loan facility (the “New Term Loan Facility”) increasing its total borrowing capacity to $1.6 billion. Tetra Tech drew on the New Term Loan Facility in its entirety and drew an additional $275.4 million from the Amended Revolving Credit Facility to partially fund the Acquisition on the Closing Date. The New Term Loan Facility does not require periodic payments of principal and matures on the third anniversary of the Closing Date, and currently accrues interest at 5.66082%. The Amended Revolving Credit Facility currently accrues interest at 5.66082%, can be prepaid at any time, and expires on February 18, 2027. The adjustments related to the New Term Loan Facility and Amended Revolving Credit Facility are shown in a separate column as “Financing Adjustments”.

Note 3 – Financial Statement Translation of and Adjustments to RPS’ Financial Statements

RPS’ audited consolidated balance sheet as of December 31, 2022 and audited consolidated income statement for the twelve months ended December 31, 2022 were prepared in accordance with IFRS as issued by the IASB and are adjusted to align to Tetra Tech’s U.S. GAAP accounting policies and presentation after taking into effect the impacts of purchase accounting.

The Company identified certain reclassifications and accounting policy alignment adjustments that were necessary to align RPS’ financial information presentation to that of Tetra Tech’s. Management’s assessment is ongoing and, at the time of preparing the unaudited pro forma combined financial statements, other than the adjustments and reclassifications made herein, Management is not aware of any other material differences. For purposes of the unaudited pro forma combined financial statements, RPS’ audited consolidated balance sheet and audited consolidated income statement have been adjusted to reflect these adjustments and reclassifications.

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Adjusted Consolidated Balance Sheet as of December 31, 2022

The following table illustrates the impact of aligning accounting policies and financial statement line items to conform to Tetra Tech’s financial statement presentation under U.S. GAAP:

	RPS Group December 31, 2022 Historical (in £ thousands)	Reclassification into Tetra Tech's Presentation (in £ thousands)	Note Ref	RPS Group December 31, 2022 Translated (in $ thousands)	IFRS to US GAAP Adjustments	Note Ref	RPS Group December 31, 2022, As Adjusted (in $ thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,047	$25,047		$27,969	$-		$27,969
Trade and other receivables	189,748	-	Ai	-	-		-
Accounts receivable, net	-	111,803	Ai	124,844	-		124,844
Contract assets	-	52,283	Ai	58,381	-		58,381
Prepaid expenses and other current assets	-	25,662	Ai	28,655	-		28,655
Corporation tax receivable	1,256	-	Aii	-	-		-
Income taxes receivables	-	1,256	Aii	1,403	-		1,403
TOTAL CURRENT ASSETS	216,051	216,051		241,252	-		241,252

Property and equipment, net	-	35,513	Aiii	39,655	-		39,655
Property, plant and equipment, net	35,513	-	Aiii	-	-		-
Right-of-use assets, operating leases	-	-		-	31,662	Bi	31,662
Right of use assets, net	28,355	-	Aiv	-	-		-
Investments in unconsolidated joint ventures	-	-		-	-		-
Goodwill	-	334,358	Av	373,358	-		373,358
Intangible assets, net	349,055	14,697	Av	16,411	-		16,411
Deferred income taxes	-	21,279	Avi	23,761	-		23,761
Deferred tax assets	21,279	-	Avi	-	-		-
Other long-term assets	-	28,355	Aiv	31,662	(31,662)	Bi	-
TOTAL ASSETS	$650,253	$650,253		$726,099	$-		$726,099

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$-	$35,999	Avii	$40,198	$-		$40,198
Trade and other payables	161,432	-	Avii	-	-		-
Deferred Consideration	-	-		-	-		-
Accrued compensation	-	-		-	-		-
Contract liabilities	-	40,501	Avii	45,225	-		45,225
Short-term lease liabilities, operating leases	-	-		-	11,635	Bi	11,635
Lease liabilities	10,420	-	Aviii	-	-		-
Current portion of long-term debt	-	-		-	-		-
Current contingent earn-out liabilities	-	-		-	-		-
Other current liabilities	-	111,745	Aviii, Avii	124,779	(11,635)	Bi	113,144
Current Provisions	10,477	-	Aviii	-	-		-
Corporation tax liabilities	5,916	-	Aviii	-	-		-
Income taxes payable	-	-		-	-		-
TOTAL CURRENT LIABILITIES	188,245	188,245		210,202	-		210,202

Long-term debt	-	54,181	Aix	60,501	-		60,501
Borrowings	54,181	-	Aix	-	-		-
Lease liabilities	23,934	-	Ax	-	-		-
Non-current deferred consideration	367	-	Axi	-	-		-
Long-term lease liabilities, operating leases	-	-		-	26,726	Bi	26,726
Long-term contingent earn-out liabilities	-	367	Axi	410	-		410
Non-current provisions	4,155	-	Ax	-	-
Other long-term liabilities	-	28,297	Ax	31,598	(26,726)	Bi	4,872
Other payables	208	-	Ax	-	-		-
Deferred tax liabilities	-	9,394	Axii	10,490	-		10,490
Deferred tax liability	9,394	-	Axii	-	-		-
STOCKHOLDERS' EQUITY					-
Preferred stock	-	-		-	-		-
Common stock	-	8,325	Axiii	9,296	-		9,296
Additional paid-in capital	-	182,372	Axiv	203,643	-		203,643
Accumulated other comprehensive loss	-	-		-	-		-
Retained earnings	179,072	179,072		199,959	-		199,959
Share capital	8,325	-	Axiii	-	-		-
Share premium	126,151	-	Axiv	-	-		-
Merger reserve	38,755	-	Axiv	-	-		-
Translation reserve	27,121	-	Axiv	-	-		-
Employee trust	(9,655)	-	Axiv	-	-		-
TOTAL STOCKHOLDERS' EQUITY	369,769	369,769		412,898	-		412,898
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$650,253	$650,253		$726,099	$-		$726,099

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Adjusted Consolidated Income Statement for the twelve months ended December 31, 2022

The following table illustrates the impact of aligning accounting policies and financial statement line items to conform to Tetra Tech’s financial statement presentation under U.S. GAAP:

	RPS Group December 31, 2022 Historical (in £ thousands)	Reclassification into Tetra Tech's Presentation (in £ thousands)	Note Ref	RPS Group December 31, 2022 Translated (in $ thousands)	IFRS to US GAAP Adjustments	Note Ref	RPS Group December 31, 2022, As Adjusted (in $ thousands)
Revenue	$670,573	$670,573		$859,194	$-		$859,194
Passthrough costs	-	-		-	-		-
Cost of sales	(415,370)	-	Ai	-	-		-
Subcontractor costs	-	(110,655)	Ai	(141,780)	-		(141,780)
Other costs of revenue	-	(304,715)	Ai	(390,426)	-		(390,426)
Gross profit	255,203	255,203		326,988	-		326,988
Administrative expenses	(240,407)	-	Aii	-	-		-
Selling, general, and administrative expenses	-	(240,407)	Aii	(308,030)	-		(308,030)
Contingent consideration - fair value adjustments	-	-		-	-		-
Impairment of goodwill	-	-		-	-		-
Income from operations	14,796	14,796		18,958	-		18,958
Finance income	106	-	Aiii	-	-		-
Finance costs	(5,088)	-	Aiv	-	-		-
Interest income	-	106	Aiii	136	-		136
Interest expense	-	(5,088)	Aiv	(6,519)	-		(6,519)
Other income	-	-		-	-		-
Income before income taxes	9,814	9,814		12,575	-		12,575
Income tax expense	-	(5,386)	Av	(6,901)	-		(6,901)
Tax expense	(5,386)	-	Av	-	-		-
Net income	$4,428	$4,428		$5,674	$-		$5,674

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Reclassification Adjustments into Tetra Tech's Presentation

A.	The following summary represents reclassification to conform RPS’ historical financial information to financial statement line items and presentation of Tetra Tech financial statement line items:

RPS Consolidated Balance Sheet Reclassification Adjustments

i.	Trade and other receivables of £189.8 million were reclassified £52.3 million into Contract assets, £111.8 million into Accounts receivable, net, and £25.7 million into Prepaid expenses and other current assets;
ii.	Corporation tax receivable of £1.3 million was reclassified into Income tax receivables;
iii.	Property, plant and equipment, net of £35.5 million was reclassified into Property and equipment, net;
iv.	Right of use assets, net of £28.4 million was reclassified into Other long-term assets;
v.	Goodwill of £334.4 million was reclassified from Intangible assets, net into Goodwill;
vi.	Deferred tax assets of £21.3 million was reclassified into Deferred income taxes;
vii.	Trade and other payables of £161.4 million were reclassified £36.0 million into Accounts payable, £84.9 million into Other current liabilities, and £40.5 million to Contract liabilities.
viii.	Current lease liabilities of £10.4 million, Corporation tax liabilities of £5.9 million and Current provisions of £10.5 million were reclassified into Other current liabilities;
ix.	Borrowings of £54.2 million was reclassified into Long-term debt;
x.	Non-current lease liabilities of £23.9 million, Non-current provisions of £4.2 million and Other payables of £208.0 thousand were reclassified into Other long-term liabilities;
xi.	Non-current deferred consideration of £367.0 thousand was reclassified into Long-term contingent earn-out liabilities;
xii.	Deferred tax liability of £9.4 million was reclassified into Deferred tax liabilities;
xiii.	Share capital of £8.3 million was reclassified into Common stock;
xiv.	Share premium of £126.2 million, Merger reserve of £38.8 million, Translation reserve of £27.1, and Employee trust of (£9.7) million were reclassified into Additional paid-in capital.

Consolidated Statements of Income Reclassification Adjustments

i.	Cost of sales of £415.4 million were reclassified £110.7 million into Subcontractor costs and £304.7 million into Other costs of revenue.
ii.	Administrative expenses of £240.4 million was reclassified into Selling, general, and administrative expenses;
iii.	Finance income of £106.0 thousand was reclassified into Interest income;
iv.	Finance costs of £5.1 million were reclassified into Interest expense;
v.	Tax expense of £5.4 million was reclassified into Income tax expense.

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Translation of RPS’ Historical Financial Statements

For purposes of preparing the unaudited pro forma combined balance sheet as of October 2, 2022, RPS’ adjusted consolidated balance sheet as of December 31, 2022 was translated from GBP to USD using the foreign currency exchange rate in effect on October 2, 2022 of £1.0000 to $1.1166. The table above illustrates the impact of translating RPS’ consolidated balance sheet as of December 31, 2022 into US dollars. For purposes of preparing the unaudited pro forma combined statement of income for the year ended October 2, 2022, RPS’ consolidated income statement for the year ended December 31, 2022 was translated from GBP to USD using the weighted-average foreign currency exchange rate for the year ended October 2, 2022 of £1.0000 to $1.2813.

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

IFRS to U.S. GAAP Adjustments

B.	The following adjustments have been made to align RPS’ historical financial information prepared under IFRS as issued by the IASB to Tetra Tech’s application of US GAAP after taking into effect the impacts of purchase accounting:

i.	Lease Classification. Represents an adjustment to reclassify RPS’ finance lease balances recognized in accordance with IFRS 16 – Leases (“IFRS 16”) to align with the recognition of operating leases under FASB ASC 842 Leases (“ASC 842”) as applied by Tetra Tech. The balance sheet impact results in the reclassification of $31.7 million from Other long-term assets to Right-of-use assets, operating leases; reclassification of $11.6 million from Other current liabilities to short-term lease liabilities, operating leases; and a reclassification of $26.7 million from Other long-term liabilities to Long-term lease liabilities, operating leases. Refer to Note 6.C for further adjustments for leases as a transaction adjustment.

Note 4 – Estimated Purchase Consideration

Estimated purchase consideration of approximately $779.1 million (translated from GBP to USD at the Closing Date spot rate), is based on the tender offer price of 222 pence (translated to $2.72 at the Closing Date spot rate) per paid per share of RPS stock to RPS shareholders:

Number of shares outstanding as of Closing Date	286,718,739
Share price	£2.22
Total purchase price consideration (in £)	£636,515,601
Exchange rate from £ to $ at Closing Date	1.224
Total estimated purchase price consideration	$779,095,095

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 5 – Preliminary Purchase Price Allocation

The table below represents the preliminary purchase price allocation for RPS Group based on estimates, assumptions, valuations, and other analyses as of the Closing Date, that have not been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the purchase consideration will remain preliminary until Management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed, and therefore, calculation of goodwill, are dependent upon certain valuation and other studies that have not yet been completed and could differ materially from the amounts presented in the unaudited pro forma combined financial statements.

The total preliminary estimated purchase consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of RPS based on their estimated fair values, with any excess purchase consideration allocated to goodwill as follows (in thousands).

Purchase price	$779,095
Assets acquired:
Cash and cash equivalents	$27,969
Accounts receivable	124,844
Contract assets	58,381
Prepaid expenses and other current assets	28,655
Income taxes receivables	1,403
Property and equipment	39,655
Right-of-use assets, operating leases	41,547
Intangible assets	205,116
Deferred income taxes	23,761
Total assets acquired	551,331
Liabilities assumed:
Accounts payable	(40,198)
Contract liabilities	(45,225)
Short-term lease liabilities, operating leases	(13,936)
Other current liabilities	(113,144)
Long-term debt	(60,501)
Long-term lease liabilities, operating leases	(27,611)
Long-term contingent earn-out liabilities	(410)
Other long-term liabilities	(4,872)
Deferred tax liabilities	(59,553)
Total liabilities assumed	(365,450)
Total identifiable net assets acquired	185,882
Goodwill	593,213
$779,095

Note 6 – Transaction Adjustments

Transaction adjustments in the unaudited pro forma combined financial information are represented by the following:

A.	Closing Consideration:

Balance Sheet Impact

This adjustment records the cash purchase consideration of $779.1 million and results in a decrease to Cash and cash equivalents of $779.1 million for the cash consideration paid on the Closing Date.

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

B.	Intangible Assets, Net

Balance Sheet Impact

Adjustment reflects an increase to Intangible assets, net of $188.7 million for the acquired identifiable intangible assets consisting of backlog, trade names and customer relationships. A deferred tax liability was established for the acquired identifiable intangible assets of $49.1 million and will reverse when the intangible assets are impaired or amortized.

Statement of Income Impact

Adjustment reflects incremental amortization expense, shown as an increase to Selling, general and administrative of $38.5 million for the year ended October 2, 2022, and a decrease to Income tax expense of $10.0 million.

The following table summarizes the estimated fair values of RPS’ identifiable intangible assets, the fair values as a percentage of purchase price, their estimated useful lives, and amount of amortization recognized on such identified intangible assets under a straight-line method of amortization for the year ended October 2, 2022 (in thousands except percentages and useful lives):

	Fair value (in $ thousands)	% of Purchase Consideration	Useful life	Amortization for the 12 months ended October 2, 2022 (in $ thousands)
Backlog	$19,541	2.5%	1.5	$13,027
Trade Names	20,657	2.7%	3.0	6,886
Customer relationships	148,508	19.1%	8.0	18,563
Total assets acquired	$188,705	24.2%		$38,476

C.	Leases

Balance Sheet Impact

Represents an adjustment to account for acquired leases as new leases under purchase accounting pursuant to ASC 805 and ASC 842. This adjustment results in an increase to the Operating lease right-of-use assets of $13.2 million, an increase to Short-term lease liabilities, operating leases of $3.5 million, and an increase to Long-term lease liabilities, operating leases of $3.7 million.

Statement of Income Impact

Represents an increase in single lease cost associated with the step up of operating lease right-of-use assets in accordance with purchase accounting. This adjustment results in an increase to Selling, general and administrative of $5.3 million, a decrease to interest expense of $1.5 million, and a net decrease to Income tax expense of $1.4 million.

D.	Transaction Costs

Balance Sheet Impact

Represents an adjustment to reflect the accrual of additional transaction costs incurred by Tetra Tech and RPS Group after October 2, 2022 and December 31, 2022, respectively, and results in a $27.9 million increase to Accounts payable. The overall deferred tax liability was decreased by $3.9 million as a result of the transaction costs.

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Statement of Income Impact

Reflects an adjustment to reflect $27.9 million of transaction costs incurred by Tetra Tech and RPS Group that are not included in the historical financial statements of Tetra Tech and RPS Group, resulting in a $27.9 million increase to Transaction and integration costs, and a decrease to Income tax expense of $7.3 million.

E.	Forward contract

Balance Sheet Impact

Represents an adjustment to reflect the settlement of the integrated forward contract for the planned acquisition of RPS. Tetra Tech entered into the forward contract in the fourth quarter of fiscal year 2022 to acquire £714.0 million at an exchange rate in effect on September 26, 2022 of £1.0000 to $1.0852 for a total of $774.8 million. The forward contract increased in fair value by $89.4 million after October 2, 2022, which results in an adjustment of $89.4 million increase to Prepaid expenses and other current assets, and an $89.4 million increase to Retained earnings. A corresponding deferred tax liability was established for the forward contract of $23.2 million.

Statement of Income Impact

Represents an adjustment to reflect the settlement of the integrated forward contract on the Closing Date. The incremental gain from settlement incurred after October 2, 2022 is $89.4 million and is shown as an $89.4 million increase to Other income, and an increase to Income tax expense of $23.3 million.

F.	Equity

Balance Sheet Impact

Adjustment eliminates RPS’ historical shareholders’ equity of $412.9 million.

G.	Goodwill

Balance Sheet Impact

Adjustment shows estimated goodwill of $593.2 million recognized from the Acquisition derived using the fair value estimate of net assets acquired and the purchase price (see Note 5) inclusive of the elimination of historical RPS Groups’ Goodwill of $373.4 million. Adjustment is represented as an increase to goodwill of $219.8 million.

H.	Earnings Per Share

As there were no shares issued as part of the purchase price, basic and diluted pro forma weighted average shares outstanding are the same as the weighted average shares outstanding for the twelve months ended October 2, 2022. The pro forma net income decreased due to the inclusion of both Tetra Tech and RPS’ net income and adjustments discussed above and further below resulting in a decrease in the basic and diluted pro forma earnings per share. The following table reflects the corresponding pro forma adjustments, in thousands, except per share amounts:

For the 12 months ending October 2, 2022
Pro forma weighted-average shares outstanding (Basic)
Historical weighted-average shares outstanding	53,620
Number of shares of Tetra Tech's common stock issued at Closing Date	-
Pro forma basic weighted-average shares outstanding	53,620

Pro forma weighted-average shares outstanding (Diluted)
Historical weighted-average shares outstanding	54,163
Number of shares of Tetra Tech's common stock issued at Closing Date	-
Pro forma diluted weighted-average shares outstanding	54,163

Pro forma earnings per share
Pro forma net income	255,896
Pro forma basic earnings per share	$4.77
Pro forma diluted earnings per share	$4.72

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 7 – Financing Adjustments

The following table reflects the proceeds from credit facilities and extinguishment of RPS debt:

	Cash and cash equivalents	Current portion of long-term debt	Long-term debt
Facility proceeds:
New Term Loan	$500,000	$-	$500,000
New Revolver Loan	275,404	-	275,404
Total term loan proceeds	775,404	-	775,404
Extinguishment of RPS' debt
Long-term debt, net of deferred issuance costs	(103,065)		(96,491)
Total debt paydown	(103,065)	-	(96,491)
Fees and expenses related to debt
New Term Loan	(684)	-	-
New Revolver Loan	-	-	-
Total fees and expenses related to debt	(684)	-	-
Total	$671,655	$-	$678,913

TETRA TECH, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

A.	Tetra Tech Borrowings

Balance Sheet Impact

This adjustment reflects Tetra Tech’s receipt of $775.4 million in borrowings from the credit facilities, consisting of a $500.0 million draw from the New Term Loan Facility and a $275.4 million draw from the Amended Revolving Credit Facility. Lender fees and debt issuance costs of $684.0 thousand were expensed immediately. This adjustment results in a net increase to Cash and cash equivalents of $774.7 million, increase to Long-term debt of $775.4 million, and decrease to Retained earnings of $684.0 thousand.

Statement of Income Impact

Results in an increase to Interest expense of $27.4 million, $15.8 million, and $684.0 thousand for accrued interest on the New Term Loan, New Revolver Loan, and lender fees and debt issuance costs that were expensed immediately, respectively, and an aggregate decrease to Income tax expense of $11.4 million.

Additionally, the following table reflects the interest expense and amortization of lender fees and debt issuance costs related to the debt financing, in addition to providing a sensitivity analysis to reflect a change of 1/8 of one percent in interest (in thousands):

For the 12 months ending October 2, 2022
Interest expense on New Term Loan Facility and Revolver Credit Facility
New Term Loan	$27,396
New Revolver Loan	15,781
Total interest expense on New Term Loan Facility and Revolver Credit Facility	43,177
Amortization of lender fees and debt issuance costs
New Term Loan	-
New Revolver Loan	684
Total amortization of lender fees and debt issuance costs	684
Total interest expense and amortization of lender fees and debt issuance costs	$43,861

A change of 1/8 of 1% in the interest rate would change the interest amount by approximately:
Interest expense:	953

B.	RPS Debt Extinguishment

Balance Sheet Impact

This adjustment reflects Tetra Tech’s extinguishment of $96.5 million of RPS borrowings, net of unamortized debt issuance costs, and $6.6 million in accrued interest. This adjustment results in a net decrease to Cash and cash equivalents of $103.1 million, decrease to Long-term debt of $96.5 million, and decrease to Retained earnings of $6.6 million.

Statement of Income Impact

This adjustment results in a decrease to Interest expense of $6.6 million, consisting of removal of twelve months of interest expense and remaining debt issuance costs, and an increase to Income tax expense of $1.7 million.